Exhibit 4.3

            Independent Certified Public Accountants' Consent

     We have issued our report dated December 19, 1995 on the statements of condition and related securities portfolios of Van Kampen American Capital Insured Income Trust, Series 51 and Series 52 as of December 19, 1995 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants."

                                    Grant Thornton LLP







Chicago, Illinois
December 19, 1995